UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 18, 2010
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2010, the Board of Directors of LodgeNet Interactive Corporation (the “Company”) increased the number of members of the Board of Directors from eight to nine and appointed Mr. Edward Shapiro to fill the newly created vacancy. Mr. Shapiro will stand for re-election at the Company’s 2011 annual meeting. The appointment of Mr. Shapiro as director is effective immediately. Mr. Shapiro has not yet been given any committee assignments, which will be determined at a later date.
There are no arrangements or understandings between Mr. Shapiro and any other person pursuant to which Mr. Shapiro was selected as a director and there are no transactions in which Mr. Shapiro has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Shapiro will be compensated in accordance with the Company’s publicly disclosed director compensation policies.
A press release related to Mr. Shapiro’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release issued on November 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010	By	/s/ James G. Naro

James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer